Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2022 RESULTS

Second Quarter 2022 Highlights
◾
Net sales increase 17.3% to record $969.6 million on 20.5% higher organic sales

◾
Record Operating and Adjusted operating income margin of 17.3%

◾
EPS increases 36.3% to record $2.18; Adjusted EPS increases 30.5% to record $2.18

◾
ROIC increases 490 basis points to 26.3%

◾
Returned $57.7 million in the quarter and $195.6 million year-to-date to shareholders through dividends and share repurchases

CLEVELAND, Thursday, July 28, 2022 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2022 net income of $127.8 million, or diluted earnings per share (EPS) of $2.18, which includes special item after-tax net charges of $0.4 million. This compares with prior year period net income of $96.1 million, or $1.60 EPS, which included special item after-tax charges of $4.5 million, or $0.07 EPS. Excluding these items, second quarter 2022 Adjusted net income was $128.2 million, or $2.18 Adjusted EPS. This compares with Adjusted net income of $100.6 million, or $1.67 Adjusted EPS, in the prior year period.

Second quarter 2022 sales increased 17.3% to $969.6 million from a 20.5% increase in organic sales and a 2.9% benefit from acquisitions, partially offset by 6.1% unfavorable foreign exchange. Operating income for the second quarter 2022 was $167.5 million, or 17.3% of sales. This compares with operating income of $121.8 million, or 14.7% of sales, in the prior year period. Excluding special items, Adjusted operating income was $168.1 million, or 17.3% of sales, as compared with $125.1 million, or 15.1% of sales, in the prior year period.

“I am pleased to report that we maintained strong momentum in the second quarter – achieving record sales, adjusted operating profit margin, earnings, and returns,” stated Christopher L. Mapes, Lincoln’s Chairman, President and Chief Executive Officer. “Solid industrial demand and automation sales in Americas Welding led growth and we achieved strong margin performance across both welding segments despite challenging operating conditions in International Welding.” Mapes continued, “I am proud of the continued success of our regional operating teams in mitigating the unprecedented headwinds we have been managing to effectively serve our customers and achieve our Higher Standard 2025 strategy goals.”

Six Months 2022 Summary

Net income for the six months ended June 30, 2022 was $253.9 million, or $4.30 EPS. This compares with $170.3 million, or $2.83 EPS, in the comparable 2021 period. Reported EPS includes special item after-tax net gains of $1.0 million or $0.01 EPS, as compared with special item after-tax net charges of $13.1 million, or $0.21 EPS in the prior year period. Excluding these items, adjusted net income for the six months ended June 30, 2022 increased 37.9% to $252.9 million, or $4.29 EPS, compared with $183.4 million, or $3.04 EPS, in the comparable 2021 period.

Sales increased 19.7% to $1.9 billion in the six months ended June 30, 2022 from a 21.3% increase in organic sales and a 3.7% benefit from acquisitions, partially offset by 5.3% unfavorable foreign exchange. Operating income for the six months ended June 30, 2022 was $328.7 million, or 17.3% of sales. This compares with operating income of $225.8 million, or 14.3% of sales, in the comparable 2021 period. Excluding special items, adjusted operating income was $331.2 million, or 17.5% of sales, as compared with $234.3 million, or 14.8% of sales, in the comparable 2021 period.

Webcast Information

A conference call to discuss second quarter 2022 financial results will be webcast live today, July 28, 2022, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast on the Company's website.

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2022 RESULTS

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln has 56 manufacturing locations in 19 countries and a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share (“Adjusted EPS”), Organic sales, Cash conversion and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and on Form 10-Q for the quarter ended March 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended June 30,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$969,589	100.0%	$826,454	100.0%	$143,135	17.3%
Cost of goods sold	636,108	65.6%	552,445	66.8%	(83,663)	(15.1)%
Gross profit	333,481	34.4%	274,009	33.2%	59,472	21.7%
Selling, general & administrative expenses	166,792	17.2%	151,557	18.3%	(15,235)	(10.1)%
Rationalization and asset impairment charges	(844)	0.1%	630	0.1%	1,474	234.0%
Operating income	167,533	17.3%	121,822	14.7%	45,711	37.5%
Interest expense, net	6,459	0.7%	5,663	0.7%	(796)	(14.1)%
Other income (expense)	(1,134)	0.1%	1,702	0.2%	(2,836)	(166.6)%
Income before income taxes	159,940	16.5%	117,861	14.3%	42,079	35.7%
Income taxes	32,118	3.3%	21,581	2.6%	(10,537)	(48.8)%
Effective tax rate	20.1%		18.3%		(1.8)%
Net income including non-controlling interests	127,822	13.2%	96,280	11.6%	31,542	32.8%
Non-controlling interests in subsidiaries’ income (loss)	(1)	—	175	—	(176)	(100.6)%
Net income	$127,823	13.2%	$96,105	11.6%	$31,718	33.0%

Basic earnings per share	$2.20		$1.62		$0.58	35.8%
Diluted earnings per share	$2.18		$1.60		$0.58	36.3%
Weighted average shares (basic)	58,016		59,464
Weighted average shares (diluted)	58,688		60,164

					Fav (Unfav) to
	Six Months Ended June 30,				Prior Year
	2022	% of Sales	2021	% of Sales	$	%
Net sales	$1,895,037	100.0%	$1,583,475	100.0%	$311,562	19.7%
Cost of goods sold	1,231,779	65.0%	1,055,699	66.7%	(176,080)	(16.7)%
Gross profit	663,258	35.0%	527,776	33.3%	135,482	25.7%
Selling, general & administrative expenses	333,478	17.6%	297,233	18.8%	(36,245)	(12.2)%
Rationalization and asset impairment charges	1,041	0.1%	4,793	0.3%	3,752	78.3%
Operating income	328,739	17.3%	225,750	14.3%	102,989	45.6%
Interest expense, net	12,657	0.7%	11,022	0.7%	(1,635)	(14.8)%
Other income (expense)	3,500	0.2%	286	0.0%	3,214	1,123.8%
Income before income taxes	319,582	16.9%	215,014	13.6%	104,568	48.6%
Income taxes	65,729	3.5%	44,601	2.8%	(21,128)	(47.4)%
Effective tax rate	20.6%		20.7%		0.1%
Net income including non-controlling interests	253,853	13.4%	170,413	10.8%	83,440	49.0%
Non-controlling interests in subsidiaries’ income (loss)	—	—	131	—	(131)	(100.0)%
Net income	$253,853	13.4%	$170,282	10.8%	$83,571	49.1%

Basic earnings per share	$4.35		$2.86		$1.49	52.1%
Diluted earnings per share	$4.30		$2.83		$1.47	51.9%
Weighted average shares (basic)	58,311		59,553
Weighted average shares (diluted)	58,970		60,229

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2022	December 31, 2021
Cash and cash equivalents	$152,796	$192,958
Accounts receivable, net	518,371	429,074
Inventories	639,393	539,919
Total current assets	1,465,203	1,289,593
Property, plant and equipment, net	503,088	511,744
Total assets	2,741,813	2,592,307
Trade accounts payable	364,495	330,230
Total current liabilities	903,683	755,905
Short-term debt (1)	125,458	52,730
Long-term debt, less current portion	712,908	717,089
Total equity	912,983	863,909

Operating Working Capital	June 30, 2022	December 31, 2021
Average operating working capital to Net sales (2)	19.0%	16.3%

Invested Capital	June 30, 2022	December 31, 2021
Short-term debt (1)	$125,458	$52,730
Long-term debt, less current portion	712,908	717,089
Total debt	838,366	769,819
Total equity	912,983	863,909
Invested capital	$1,751,349	$1,633,728

Total debt / invested capital	47.9%	47.1%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating income as reported	$167,533	$121,822	$328,739	$225,750
Special items (pre-tax):
Rationalization and asset impairment charges (2)	(844)	630	1,041	4,793
Acquisition transaction costs (3)	—	810	—	1,923
Amortization of step up in value of acquired inventories (4)	1,459	1,841	1,459	1,841
Adjusted operating income (1)	$168,148	$125,103	$331,239	$234,307
As a percent of total sales	17.3%	15.1%	17.5%	14.8%

Net income as reported	$127,823	$96,105	$253,853	$170,282
Special items:
Rationalization and asset impairment charges (2)	(844)	630	1,041	4,793
Acquisition transaction costs (3)	—	810	—	1,923
Pension charges and other net gains (5)	—	1,650	(4,273)	6,536
Amortization of step up in value of acquired inventories (4)	1,459	1,841	1,459	1,841
Tax effect of Special items (6)	(252)	(433)	789	(1,994)
Adjusted net income (1)	128,186	100,603	252,869	183,381
Non-controlling interests in subsidiaries’ income (loss)	(1)	175	—	131
Interest expense, net	6,459	5,663	12,657	11,022
Income taxes as reported	32,118	21,581	65,729	44,601
Tax effect of Special items (6)	252	433	(789)	1,994
Adjusted EBIT (1)	$167,014	$128,455	$330,466	$241,129

Effective tax rate as reported	20.1%	18.3%	20.6%	20.7%
Net special item tax impact	0.1%	(0.4)%	(0.2)%	(0.5)%
Adjusted effective tax rate (1)	20.2%	17.9%	20.4%	20.2%

Diluted earnings per share as reported	$2.18	$1.60	$4.30	$2.83
Special items per share	—	0.07	(0.01)	0.21
Adjusted diluted earnings per share (1)	$2.18	$1.67	$4.29	$3.04

Weighted average shares (diluted)	58,688	60,164	58,970	60,229

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, gains or losses on the disposal of assets.
(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)

Pension settlement charges due to lump sum pension payments and other net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income (expense).

(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2022	2021
Net income as reported	$360,037	$293,839
Rationalization and asset impairment charges	6,075	20,502
Acquisition transaction costs	—	1,923
Pension charges and other net gains	115,693	11,321
Amortization of step up in value of acquired inventories	5,422	1,841
Tax effect of Special items (2)	(44,405)	(5,036)
Adjusted net income (1)	$442,822	$324,390
Plus: Interest expense, net of tax of $6,336 and $5,843 in 2022 and 2021, respectively	18,832	17,368
Less: Interest income, net of tax of $333 and $389 in 2022 and 2021, respectively	986	1,166
Adjusted net income before tax-effected interest	$460,668	$340,592

Invested Capital	June 30, 2022	June 30, 2021
Short-term debt	$125,458	$10,435
Long-term debt, less current portion	712,908	718,137
Total debt	838,366	728,572
Total equity	912,983	859,623
Invested capital	$1,751,349	$1,588,195

Return on invested capital (1)	26.3%	21.4%
(1)	Adjusted net income and Return on invested capital are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net income	$127,823	$96,105
Non-controlling interests in subsidiaries’ income (loss)	(1)	175
Net income including non-controlling interests	127,822	96,280
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	(1,301)	(1,434)
Depreciation and amortization	19,868	19,390
Equity earnings in affiliates, net	(67)	(114)
Other non-cash items, net	11,043	(4,123)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(17,839)	(21,776)
Increase in inventories	(57,187)	(40,618)
Increase in trade accounts payable	4,968	20,950
Net change in other current assets and liabilities	14,210	24,950
Net change in other long-term assets and liabilities	(3,306)	6,467
NET CASH PROVIDED BY OPERATING ACTIVITIES	98,211	99,972

INVESTING ACTIVITIES:
Capital expenditures	(15,930)	(17,832)
Acquisition of businesses, net of cash acquired	(82)	(83,723)
Proceeds from sale of property, plant and equipment	1,123	1,973
NET CASH USED BY INVESTING ACTIVITIES	(14,889)	(99,582)

FINANCING ACTIVITIES:
Net change in borrowings	(24,479)	(144)
Proceeds from exercise of stock options	382	2,892
Purchase of shares for treasury	(25,119)	(25,229)
Cash dividends paid to shareholders	(32,553)	(30,380)
Other financing activities	—	(763)
NET CASH USED BY FINANCING ACTIVITIES	(81,769)	(53,624)

Effect of exchange rate changes on Cash and cash equivalents	(3,130)	1,992
DECREASE IN CASH AND CASH EQUIVALENTS	(1,577)	(51,242)
Cash and cash equivalents at beginning of period	154,373	242,126
Cash and cash equivalents at end of period	$152,796	$190,884

Cash dividends paid per share	$0.56	$0.51

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net income	$253,853	$170,282
Non-controlling interests in subsidiaries’ income (loss)	—	131
Net income including non-controlling interests	253,853	170,413
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net gains	(113)	(1,374)
Depreciation and amortization	39,759	38,508
Equity earnings in affiliates, net	(180)	(291)
Other non-cash items, net	3,822	(4,820)
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(103,959)	(87,571)
Increase in inventories	(112,594)	(83,186)
Increase in trade accounts payable	44,252	63,275
Net change in other current assets and liabilities	21,174	47,121
Net change in other long-term assets and liabilities	(4,713)	3,159
NET CASH PROVIDED BY OPERATING ACTIVITIES	141,301	145,234

INVESTING ACTIVITIES:
Capital expenditures	(34,602)	(27,768)
Acquisition of businesses, net of cash acquired	(22,095)	(83,723)
Proceeds from sale of property, plant and equipment	1,692	2,557
Other investing activities	—	6,500
NET CASH USED BY INVESTING ACTIVITIES	(55,005)	(102,434)

FINANCING ACTIVITIES:
Net change in borrowings	71,829	1,163
Proceeds from exercise of stock options	1,417	5,672
Purchase of shares for treasury	(129,698)	(53,688)
Cash dividends paid to shareholders	(65,914)	(61,379)
Other financing activities	—	(763)
NET CASH USED BY FINANCING ACTIVITIES	(122,366)	(108,995)

Effect of exchange rate changes on Cash and cash equivalents	(4,092)	(200)
DECREASE IN CASH AND CASH EQUIVALENTS	(40,162)	(66,395)
Cash and cash equivalents at beginning of period	192,958	257,279
Cash and cash equivalents at end of period	$152,796	$190,884

Cash dividends paid per share	$1.12	$1.02

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended June 30, 2022
Net sales	$595,659	$236,629	$137,301	$—	$969,589
Inter-segment sales	29,031	9,527	2,866	(41,424)	—
Total sales	$624,690	$246,156	$140,167	$(41,424)	$969,589

Net income					$127,823
As a percent of total sales					13.2%

EBIT (1)	$117,606	$34,855	$17,922	$(3,984)	$166,399
As a percent of total sales	18.8%	14.2%	12.8%		17.2%
Special items charges (gains) (3)	461	154	—	—	615
Adjusted EBIT (2)	$118,067	$35,009	$17,922	$(3,984)	$167,014
As a percent of total sales	18.9%	14.2%	12.8%		17.2%

Three months ended June 30, 2021
Net sales	$457,468	$252,352	$116,634	$—	$826,454
Inter-segment sales	39,765	6,897	2,284	(48,946)	—
Total sales	$497,233	$259,249	$118,918	$(48,946)	$826,454

Net income					$96,105
As a percent of total sales					11.6%

EBIT (1)	$82,484	$27,526	$18,212	$(4,698)	$123,524
As a percent of total sales	16.6%	10.6%	15.3%		14.9%
Special items charges (gains) (4)	1,650	2,471	—	810	4,931
Adjusted EBIT (2)	$84,134	$29,997	$18,212	$(3,888)	$128,455
As a percent of total sales	16.9%	11.6%	15.3%		15.5%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect the amortization of step up in value of acquired inventories of $1,459 in Americas Welding related to an acquisition and Rationalization and asset impairment net gains of $998 in Americas Welding and net charges of $154 in International Welding.

(4)

Special items in 2021 reflect Rationalization and asset impairment charges of $630 in International Welding, pension settlement charges of $1,650 in Americas Welding, amortization of step up in value of acquired inventories of $1,841 in International Welding and acquisition transaction costs of $810 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Six months ended June 30, 2022
Net sales	$1,129,714	$494,670	$270,653	$—	$1,895,037
Inter-segment sales	57,187	15,755	5,928	(78,870)	—
Total sales	$1,186,901	$510,425	$276,581	$(78,870)	$1,895,037

Net income					$253,853
As a percent of total sales					13.4%

EBIT (1)	$232,909	$70,595	$37,520	$(8,785)	$332,239
As a percent of total sales	19.6%	13.8%	13.6%		17.5%
Special items charges (gains) (3)	(3,274)	1,501	—	—	(1,773)
Adjusted EBIT (2)	$229,635	$72,096	$37,520	$(8,785)	$330,466
As a percent of total sales	19.3%	14.1%	13.6%		17.4%

Six months ended June 30, 2021
Net sales	$882,710	$475,431	$225,334	$—	$1,583,475
Inter-segment sales	72,513	11,182	4,431	(88,126)	—
Total sales	$955,223	$486,613	$229,765	$(88,126)	$1,583,475

Net income					$170,282
As a percent of total sales					10.8%

EBIT (1)	$154,661	$41,733	$36,909	$(7,267)	$226,036
As a percent of total sales	16.2%	8.6%	16.1%		14.3%
Special items charges (gains) (4)	6,090	7,080	—	1,923	15,093
Adjusted EBIT (2)	$160,751	$48,813	$36,909	$(5,344)	$241,129
As a percent of total sales	16.8%	10.0%	16.1%		15.2%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2022 primarily reflect Rationalization and asset impairment charges of $2,039 in International Welding and net gains of $998 in Americas Welding, amortization of step up in value of acquired inventories of $1,459 in Americas Welding and a $3,735 net gain related to final settlement associated with the termination of a pension plan in Americas Welding.

(4)

Special items in 2021 reflect pension settlement charges of $6,090 and $446 in Americas Welding and International Welding, respectively, Rationalization and asset impairment charges of $4,793 in International Welding, amortization of step up in value of acquired inventories of $1,841 in International Welding and acquisition transaction costs of $1,923 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$457,468	$45,284	$5,437	$89,854	$(2,384)	$595,659
International Welding	252,352	(16,862)	—	46,813	(45,674)	236,629
The Harris Products Group	116,634	(574)	18,407	4,820	(1,986)	137,301
Consolidated	$826,454	$27,848	$23,844	$141,487	$(50,044)	$969,589

% Change
Americas Welding		9.9%	1.2%	19.6%	(0.5)%	30.2%
International Welding		(6.7)%	—	18.6%	(18.1)%	(6.2)%
The Harris Products Group		(0.5)%	15.8%	4.1%	(1.7)%	17.7%
Consolidated		3.4%	2.9%	17.1%	(6.1)%	17.3%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2021	Volume	Acquisitions	Price	Exchange	2022
Operating Segments
Americas Welding	$882,710	$67,288	$7,182	$174,072	$(1,538)	$1,129,714
International Welding	475,431	(17,886)	17,632	99,003	(79,510)	494,670
The Harris Products Group	225,334	2,568	33,859	11,543	(2,651)	270,653
Consolidated	$1,583,475	$51,970	$58,673	$284,618	$(83,699)	$1,895,037

% Change
Americas Welding		7.6%	0.8%	19.7%	(0.2)%	28.0%
International Welding		(3.8)%	3.7%	20.8%	(16.7)%	4.0%
The Harris Products Group		1.1%	15.0%	5.1%	(1.2)%	20.1%
Consolidated		3.3%	3.7%	18.0%	(5.3)%	19.7%